Exhibit 10.1.4

Execution version

THIRD AMENDMENT

TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of February 18, 2010 and is entered into by and among SITEL, LLC a Delaware limited liability company (the “U.S. Borrower”), CLIENTLOGIC HOLDING LIMITED, a company incorporated in England and Wales under company number 3530981 (the “UK Borrower”), SITEL CANADA CORPORATION (f/k/a ClientLogic Canada Corporation), an Ontario corporation (the “Canadian Borrower” and collectively with the U.S. Borrower and the UK Borrower, the “Borrowers”), SITEL WORLDWIDE CORPORATION (f/k/a ClientLogic Corporation), a Delaware corporation (“Holdings”), GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Administrative Agent (“Administrative Agent”), acting with the consent of the Requisite Lenders and, for purposes of Section IV hereof, the GUARANTORS listed on the signature papers hereto, and is made with reference to that certain CREDIT AGREEMENT dated as of January 30, 2007 (as amended through the date hereof, the “Credit Agreement”) by and among the Borrowers, Holdings, the subsidiaries of the Borrowers named therein, the Lenders, the Administrative Agent, the Collateral Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Credit Parties have requested that Requisite Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and

WHEREAS, subject to certain conditions, Requisite Lenders are willing to agree to such amendments relating to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT

1.1	Amendments to Section 1.3 of the Credit Agreement: Prepayments.

A. Section 1.3(b)(ii)(1) of the Credit Agreement is hereby amended by substituting the following therefor:

“up to $10,000,000 of proceeds from Dispositions permitted by Section 6.8(e)(vii); and”

B. Section 1.3(b)(v) of the Credit Agreement is hereby amended and restated as follows:

“In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending 2007), Borrowers shall, no later than one hundred twenty days after the end of such Fiscal Year, prepay the Loans as set forth in Section 1.3(b)(vi) in an aggregate amount equal to (i) 50% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans made (a) in that Fiscal Year and (b) after the last day of such

Fiscal Year but prior to the date the Borrowers make a prepayment pursuant to this Section 1.3(b)(v) with respect to such Fiscal Year (excluding, in each case, (x) repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments and (y) any repayments funded with the proceeds of the Senior Notes on the Third Amendment Effective Date); provided, that if the Senior Secured Leverage Ratio on the last day of the applicable Fiscal Year is greater than 3.0:1.00 then such prepayment percentage shall be increased to 75%.”

1.2	Amendment to Section 5.10 of the Credit Agreement: Future Credit Parties.

Section 5.10 of the Credit Agreement is hereby amended by inserting the following new clause (d) immediately after clause (c):

“(d) All of the Equity Interests of any Senior Notes Co-Issuer as may exist from time to time shall be pledged to Collateral Agent pursuant to the Pledge Agreement or such other pledge agreement in form and substance reasonably satisfactory to Collateral Agent, and any Senior Notes Co-Issuer as may exist from time to time shall be a party to the Guaranty and the Security Agreement. All actions to be taken pursuant to this Section 5.10(d) shall be at the expense of U.S. Borrower, and shall be taken to the reasonable satisfaction of Collateral Agent.”

1.3	Amendments to Section 6.1(i) of the Credit Agreement: Mergers, Subsidiaries, Etc.

Section 6.1(i) of the Credit Agreement is hereby amended by amending and restating clauses (A), (B), (E) and (F) as follows:

“(A) In the case of any Permitted Acquisition in excess of $15,000,000 Administrative Agent shall receive at least ten (10) Business Days’ (or such shorter period as may agreed by Administrative Agent) prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

(B) the sum of all amounts payable (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Holdings and Target) in connection with (i) Permitted Joint Venture Acquisitions (excluding the Initial Permitted Joint Venture Acquisitions) and (ii) Permitted Acquisitions shall, to the extent the aggregate amount thereof exceeds $10,000,000 in any Fiscal Year, be treated as a dollar-for-dollar decrease in the maximum amount available for Capital Expenditures for purposes of complying with clause (a) of Annex F;

(E) [INTENTIONALLY OMITTED];

(F) on or prior to the date of a Permitted Acquisition that exceeds $15,000,000, Administrative Agent shall have received copies of the acquisition agreement and related material agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Administrative Agent, including those specified in Section 5.9; and”

1.4	Amendment to Section 6.3 of the Credit Agreement: Indebtedness.

Section 6.3 of the Credit Agreement is hereby amended by deleting the “and” appearing at the end of clause (xvi) thereof, replacing the “.” appearing at the end of clause (xvii) thereof with “;” and adding the following new clause (xviii) immediately after clause (xvii) thereof:

“(xviii) Indebtedness in respect of the Senior Notes; provided that (a) (i) in the case of the initial offering of Senior Notes on the Third Amendment Effective Date, 100% of the net cash proceeds thereof (net of underwriting discounts, debt issuance and commitment fees and commissions associated therewith and with the Third Amendment and other reasonable costs and expenses associated therewith and with the Third Amendment, including reasonable legal fees and expenses) shall be applied to prepay the Term Loans in accordance with Section II.E of the Third Amendment and (ii) in the case of any offering of Senior Notes after the Third Amendment Effective Date, 100% of the net cash proceeds (net of underwriting discounts, debt issuance and commitment fees and commissions associated therewith and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) shall be used either (1) to refinance, repurchase or otherwise repay outstanding Senior Notes or (2) to prepay the scheduled principal installments of the Term Loans on a pro rata basis across tranches in direct order of maturity; and (b) (i) no such Senior Notes shall mature earlier than, or require any scheduled amortization or other scheduled prepayments of principal, sinking fund payments, repurchases or redemptions of principal prior to, the date that is one hundred eighty days following the final Term Loans Maturity Date; (ii) no Subsidiary of Holdings that is not a Credit Party shall guarantee such Senior Notes; (iii) prior to and immediately after the issuance of such Senior Notes, no Default or Event of Default shall exist or result therefrom; and (iv) Holdings shall be in compliance with each of the covenants set forth in Annex F determined on a pro forma basis as of the date of issuance of such Senior Notes, as if such Senior Notes had been outstanding on the first day of such four Fiscal Quarter period.”

1.5	Amendment to Section 6.7 of the Credit Agreement: Liens; Restrictive Agreements.

Section 6.7 of the Credit Agreement is hereby amended by amending and restating clause (ii) of such Section as follows:

“(ii) contained in any agreement governing any Indebtedness permitted by clause (i) of Section 6.3(a) (as to the assets financed with the proceeds of such Indebtedness), clause (xvii) of Section 6.3(a) (to the extent limited to the accounts receivable Disposed of) or clause (xviii) of Section 6.3(a),”

1.6	Amendment to Section 6.13 of the Credit Agreement: Holding Company.

Section 6.13 of the Credit Agreement is hereby amended and restated as follows:

“6.13 Restrictions on Activities of Holdings Company and Senior Notes Co-Issuer(s).

(a) Holdings shall not engage in any trade or business, other than acting as a holding company and other activities ancillary thereto. Holdings shall not own any assets (other than Equity Interests of its Subsidiaries and Intellectual Property it owns as of the Closing Date) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations and as otherwise permitted under Section 6.3(a)(v), (a)(vi), (a)(x), (a)(xii), (a)(xv) and (a)(xviii)); and

(b) No Senior Notes Co-Issuer shall: (i) incur any Indebtedness (including Indebtedness permitted by Section 6.3(a)(xvi)) or any other direct obligation or liability whatsoever other than its obligations under the Senior Notes and the Obligations; (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than Liens securing the Obligations and other Liens created by operation of law; (iii) engage in any business or activity or own any assets other than performing obligations and activities incidental thereto under the Senior Notes and the Loan Documents; (iv) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to any Person; (v) create or acquire any Subsidiary or make or own any Investment in any Person; or (vi) fail to be a corporation under the laws of the State of Delaware. Notwithstanding the foregoing, a Senior Notes Co-Issuer may be a co-obligor (or a guarantor) with respect to Indebtedness permitted to be incurred under Section 6.3(xviii) and under the Senior Notes Indenture if the U.S. Borrower is also a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the U.S. Borrower or one or more of the U.S. Borrower’s Subsidiaries other than the Senior Notes Co-Issuer. At any time after the U.S. Borrower or any successor to the U.S. Borrower is a corporation, the Senior Notes Co-Issuer may consolidate or merge with or into the U.S. Borrower or any Subsidiary of the U.S. Borrower.”

1.7	Amendment to Section 6 of the Credit Agreement: Negative Covenants.

Section 6 of the Credit Agreement is hereby amended by inserting a new Section 6.14 immediately after Section 6.13 thereof as follows:

“6.14 Amendments or Waivers with respect to Senior Notes. No Credit Party shall, nor shall it permit any of its Subsidiaries to amend or otherwise change the terms of the Senior Notes if the effect of such amendment or change is to shorten the Weighted Average Life to Maturity of the Senior Notes or change (to earlier dates) any dates upon which payments of principal or interest are due thereon, except to the extent that prepayment thereof is being made with the proceeds of Senior Notes issued pursuant to clause (a)(ii) of the proviso to Section 6.3(xviii).”

1.8	Amendments to Annex A of the Credit Agreement: Definitions.

A. Annex A of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Consolidated Secured Debt” means, as at any date of determination, Total Debt minus any Indebtedness that is included in Total Debt but is not secured by a Lien on any assets or equity interests of Holdings or any of its Subsidiaries.

“Senior Indenture” means (i) the indenture governing the Senior Notes entered into on the Third Amendment Effective Date by and among Holdings, the U.S. Borrower, as co-issuer, Sitel Finance Corp., as co-issuer, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, and (ii) any indenture or other agreement entered into by any of Holdings, the U.S. Borrower, any other Senior Notes Co-Issuer and any other Persons party thereto whether as noteholders or acting as trustee or other representative for the holders of the Senior Notes issued pursuant thereto under which Indebtedness permitted by Section 6.3(xviii) is issued, in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time in accordance with Sections 6.3(xviii) and 6.14.

“Senior Notes” means (i) the senior unsecured notes in an original principal amount of up to $300,000,000 (as may be increased on or before the Third Amendment Effective Date) issued by the U.S. Borrower and the Senior Notes Co-Issuer pursuant to the Senior Indenture entered into on Third Amendment Effective Date and (ii) any other unsecured notes issued by Holdings, the U.S. Borrower and a Senior Notes Co-Issuer pursuant to a Senior Indenture.

“Senior Notes Co-Issuer” shall mean Sitel Finance Corp., a Delaware corporation and any other first-tier Subsidiary of Holdings (other than the U.S. Borrower) that is a co-issuer of Senior Notes.

“Senior Secured Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Secured Debt as of such day to (ii) Adjusted EBITDA of Holdings and its Subsidiaries for the period of four consecutive Fiscal Quarters ending on such date.

“Third Amendment” means that certain Third Amendment to Credit Agreement dated as of February 18, 2010 among the Borrowers, Holdings, Administrative Agent, the Lenders and the Guarantors listed on the signature pages thereto.

“Third Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the Third Amendment.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

B. Clause (b) of the definition of Adjusted EBITDA is hereby amended by (a) inserting the words “, any amendment or other modification to this Agreement” after the words “Permitted Acquisitions, Investments, Dispositions permitted hereunder” in clause (b)(xi) thereof and (b) deleting the word “and” at the end of clause (xiv) thereof, inserting the word “and” at the end of clause (xv) thereof and inserting a new clause (xvi) following clause (xv) thereof to read as follows:

“(xvi) any losses resulting from any currency fluctuations in connection with the prepayment of Term Loans with the proceeds of the Senior Notes”

1.9	Amendments to Annex F of the Credit Agreement: Financial Covenants.

A. Annex F is hereby amended by deleting the chart in paragraph (b) in its entirety and replacing it with the following:

Four Fiscal Quarter Period Ended	Interest Coverage Ratio
March 31, 2010	1.5:1.00
June 30, 2010	1.5:1.00
September 30, 2010	1.5:1.00
December 31, 2010	1.6:1.00
March 31, 2011	1.6:1.00
June 30, 2011	1.6:1.00
September 30, 2011	1.7:1.00
December 31, 2011	1.7:1.00
March 31, 2012	1.7:1.00
June 30, 2012	1.7:1.00
September 30, 2012	1.8:1.00
December 31, 2012	1.9:1.00
March 31, 2013	1.9:1.00
June 30, 2013	1.9:1.00
September 30, 2013	2.0:1.00
December 31, 2013	2.0:1.00

B. Annex F is hereby amended by deleting paragraph (c) in its entirety and replacing it with the following:

“(c) Maximum Senior Secured Leverage Ratio. Holdings and its Subsidiaries shall have on a consolidated basis at the end of each period set forth below, a Senior Secured Leverage Ratio for the four Fiscal Quarter period then ended of not more than the following:

Four Fiscal Quarter Period Ended	Senior Secured Leverage Ratio
March 31, 2010	3.5:1.00
June 30, 2010	3.5:1.00
September 30, 2010	3.5:1.00
December 31, 2010	3.5:1.00
March 31, 2011	3.4:1.00

Four Fiscal Quarter Period Ended	Senior Secured Leverage Ratio
June 30, 2011	3.2:1.00
September 30, 2011	3.2:1.00
December 31, 2011	3.1:1.00
March 31, 2012	3.0:1.00
June 30, 2012	2.9:1.00
September 30, 2012	2.7:1.00
December 31, 2012	2.6:1.00
March 31, 2013	2.5:1.00
June 30, 2013	2.4:1.00
September 30, 2013	2.3:1.00
December 31, 2013	2.0:1.00

C. The last paragraph of Annex F is hereby amended by deleting such paragraph in its entirety and substituting the following therefor:

“As of any date of determination, for purposes of determining the Interest Coverage Ratio, Total Leverage Ratio or Senior Secured Leverage Ratio (and any financial calculations required to be made or included within such ratios, or required for purposes of making a calculation required by Section 6.1(i)), the calculation of such ratios and other financial calculations shall include or exclude, as the case may be, the effect of any assets or businesses that have been acquired or Disposed of by Borrower or any of its Subsidiaries pursuant to the terms hereof (including through mergers or consolidations) as of such date of determination, as determined by Borrower on a pro forma basis in accordance with GAAP, which determination may include one-time adjustments or reductions in costs, if any, directly attributable to any such assets or businesses that have been so acquired or so disposed, as the case may be, in each case (i) calculated in accordance with Regulation S-X of the Securities Act of 1933, as amended from time to time, and any successor statute, for the period of four Fiscal Quarters ended on or immediately prior to the date of determination of any such ratios (without giving effect to any cost-savings or adjustments relating to synergies resulting from a Permitted Acquisition except as permitted by Regulation S-X of the Securities Act of 1933 or otherwise as Administrative Agent shall otherwise agree) and (ii) giving effect to any such assets or businesses that have been so acquired or so disposed of as if such transaction had occurred on the first day of such four Fiscal Quarter period; provided, that solely for purposes of determining the Senior Secured Leverage Ratio for the Fiscal Quarter ending March 31, 2010 (and any financial calculations required to be made or included within such ratio), the issuance of the Senior Notes (and related repayment of Loans required pursuant to Section II.E of the Third Amendment) will be given pro forma effect as if it had been consummated on the last day of such Fiscal Quarter.”

SECTION II. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective on or after the date hereof (but no later than May 19, 2010) only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Third Amendment Effective Date”), and the modifications to the terms of the Credit Agreement set forth in Section I hereof shall thereafter be effective and accordingly the Borrowers will not have any obligation to comply with the terms of Section 6.9 of the Credit Agreement as such provisions existed prior to giving effect to the Third Amendment but instead will be obligated to comply with the terms of Section 6.9 of the Credit Agreement as amended by the Third Amendment:

A. Execution. Administrative Agent shall have received (i) a counterpart signature page of this Amendment duly executed by each of the Credit Parties and (ii) (x) consent and authorization from Requisite Lenders to execute this Amendment on their behalf or (y) a counterpart signature of this Amendment duly executed by Requisite Lenders.

B. Fees. Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including, without limitation, (i) in immediately available funds, for the account of each consenting Lender that has evidenced its agreement hereto by 5:00 PM (New York time) on or before February 18, 2010, a non-refundable consent fee in an amount equal to 0.25% of the aggregate of such Lender’s Loans and Commitments outstanding as of the date hereof and (ii) to the extent invoiced to the Borrowers, reimbursement or other payment of all out-of-pocket expenses (including the reasonable fees and expenses of Latham & Watkins LLP) required to be reimbursed or paid by Holdings or any of the Borrowers hereunder, any other Loan Document or any separate agreements entered into between Holdings, the Borrowers and Administrative Agent.

C. Collateral Requirements. Collateral Agent shall have received (i) a pledge of the Equity Interests of the Senior Notes Co-Issuer by Holdings pursuant to the Pledge Agreement or such other pledge agreement in form and substance reasonably satisfactory to Collateral Agent, (ii) supplements to the Guaranty and the Security Agreement duly executed by the Senior Notes Co-Issuer, (iii) lien and judgment searches in respect of the Senior Notes Co-Issuer in form and substance satisfactory to Collateral Agent, (iv) resolutions of the Senior Notes Co-Issuer’s Board of Directors and Holdings’ Board of Directors authorizing the execution, delivery and performance of the agreements referred to in clauses (i) and (ii) of this Section C and (v) duly executed originals of opinions of Kirkland & Ellis LLP, counsel for the Senior Notes-Co-Issuer, as to due execution and enforceability of the agreements referred to in clauses (i) and (ii) of this Section C, in form and substance reasonably satisfactory to Administrative Agent, dated the Third Amendment Effective Date, addressed to the Agents and capable of being relied upon by the Lenders.

D. Issuance of Senior Notes. The issuance and sale of the Senior Notes shall have been consummated, or shall be consummated simultaneously with the effectiveness of this Amendment.

E. Prepayment of Loans. Concurrently with the effectiveness of this Amendment, the Borrowers shall have applied 100% of the cash proceeds of the issuance of the Senior Notes (net of underwriting discounts, debt issuance and commitment fees and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) to prepay outstanding Loans, including an amount not less than $225,000,000 from such net cash proceeds to prepay the scheduled principal installments of the Term Loans on a pro rata basis in direct order of maturity (the “Minimum Paydown Condition”). So long as the Minimum Paydown Condition has been satisfied, the Borrowers may apply up to $50,000,000 from such net cash proceeds to the outstanding principal balance of Revolving Credit Advances (with no reduction in any Revolving Loan Commitment or Swing Line Commitment) applied to outstanding U.S. Revolving Credit Advances, Canadian Revolving Credit Advances and UK Revolving Credit Advances as the U.S. Borrower may direct (application to Lenders of each such currency to be made on a pro rata basis). The remainder of such net cash proceeds must be applied to prepay the scheduled principal installments of the Term Loans on a pro rata basis in direct order of maturity.

F. Necessary Consents. Each Credit Party shall have obtained all material consents, including the approvals of its board of directors or similar governing body, necessary or advisable in connection with the transactions contemplated by this Amendment.

SECTION III. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Corporate Power and Authority. Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Loan Documents to which it is a party.

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of each Credit Party.

C. No Conflict. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Loan Documents to which it is a party: (a) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement, memorandum or articles of association (or equivalent) as applicable; (b) do not violate any applicable law or regulation, or any order or decree of any court or Governmental Authority except where such violation would not reasonably be expected to have a Material Adverse Effect; (c) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound except where such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect; (d) do not result in the creation or imposition of any Lien upon any material property of such Person other than those in favor of Collateral Agent, on behalf of itself and Secured Parties, pursuant to the Loan Documents other than Liens permitted under the Credit Agreement and (e) do not require the consent or approval of any Governmental Authority, other than those which have been (or will be within any applicable statutory time limits) duly obtained, made or complied with prior to the Third Amendment Effective Date.

D. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section III of the Amended Agreement are and will be true and correct in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

E. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION IV. ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document).

Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION V. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Amendment,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) This Amendment shall be deemed a “Loan Document” for all purposes under the Credit Agreement.

(iii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iv) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

B. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting creditors’ rights generally and (b) the application of the general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in equity or at law).

C. Disclosure. Holdings, the Borrowers and the Administrative Agent hereby each advises the Lenders that J. Aron & Company, an affiliate of GSCP, is party to an Interest Rate Protection Agreement with one or more of the Borrowers. In such transaction, J. Aron & Company is acting solely as a principal (including with respect to any rights and remedies thereunder) and is not in any way acting as an agent or fiduciary for the Borrowers, Holdings or the Lenders, the Administrative Agent or any other person in connection therewith.

D. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

E. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OTHER THAN THOSE OF THE STATE OF NEW YORK.

F. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

G. Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

U.S. BORROWER:	SITEL, LLC

	By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: Director

Third Amendment to Credit Agreement

UK BORROWER:	CLIENTLOGIC HOLDING LIMITED

	By:	/s/ John Kellet
Name: John Kellet
Title: Director

CANADIAN BORROWER	SITEL CANADA CORPORATION

	By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: Treasurer

Third Amendment to Credit Agreement

HOLDINGS:	SITEL WORLDWIDE CORPORATION

	By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: Treasurer

GUARANTORS:	SITEL OPERATING CORPORATION

	By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: Treasurer

SERVICE ZONE HOLDINGS, LLC

	By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: Director

CATALOG RESOURCES, INC.

	By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: Treasurer

SITEL INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: Treasurer

Third Amendment to Credit Agreement

SERVICE ZONE, INC.

By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: Treasurer

1293219 ONTARIO INC.

By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: Treasurer

1293220 ONTARIO INC.

By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: Treasurer

SITEL MEXICO S.A. DE C.V.

By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: Treasurer

CLIENTLOGIC (UK) HOLDING LIMITED

By:	/s/ John Kellet
Name: John Kellet
Title: Treasurer

Third Amendment to Credit Agreement

CLIENTLOGIC LIMITED

By:	/s/ John Kellet
Name: John Kellet
Title: Director

CLIENTLOGIC (UK) LIMITED

By:	/s/ John Kellet
Name: John Kellet
Title: Director

SITEL INTERNATIONAL, LLC

By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: Director

NATIONAL ACTION FINANCIAL SERVICES, INC.

By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: Treasurer

SITEL CUSTOMER CARE, INC.

By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: Treasurer

Third Amendment to Credit Agreement

SITEL TELESERVICES CANADA, INC.

By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: President

SITEL (BVI) INTERNATIONAL, INC.

By: Sitel International, LLC, Its sole member

By: Sitel Operating Corporation, its sole member

By:	/s/ Craig Jantzi
Name: Craig Jantzi
Title: Treasurer

SITEL EUROPE LIMITED

By:	/s/ John Kellet
Name: John Kellet
Title: Director

SITEL UK LIMITED

By:	/s/ John Kellet
Name: John Kellet
Title: Director

SITEL NEW ZEALAND LIMITED

By:	/s/ Illegible
Name: Illegible
Title: Finance Manager

Third Amendment to Credit Agreement

CLIENTLOGIC B.V.

By:	/s/ John Kellet
Name: John Kellet
Title: Director

SYSTEMS INTEGRATED TELEMARKETING NETHERLANDS B.V.

By:	/s/ John Kellet
Name: John Kellet
Title: Director

SITEL GMBH

By:	/s/ John Kellet
Name: John Kellet
Title: Director

SRM INKASSO GMBH

By:	/s/ John Kellet
Name: John Kellet
Title: Director

Third Amendment to Credit Agreement

SITEL IBERICA TELESERVICES, S.A.U.

By:	/s/ John Kellet
Name: John Kellet
Title: Director

SITEL BELGIUM NV

By:	/s/ John Kellet
Name: John Kellet
Title: Director

Third Amendment to Credit Agreement

SITEL PANAMA S.A.

By:	/s/ Craig Jantzi
Name:
Title:

SITEL PHILIPPINES CORP.

By:	/s/ Craig Jantzi
Name:
Title:

SITEL INDIA LIMITED

By:
Name:
Title:

SITEL PANAMA S.A.

By:
Name:
Title:

SITEL PHILIPPINES CORP.

By:	/s/ Steven Barker
Name: Steven Barker
Title: GM Asia Pacific

SITEL INDIA LIMITED

By:	/s/ Illegible
Name: Illegible
Title: Chief Financial Officer - APAC

GOLDMAN SACHS CREDIT PARTNERS L.P., As Administrative Agent

By:	/s/ Elizabeth Fischer
Authorized Signatory

Third Amendment to Credit Agreement